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                                                                   EXHIBIT 3.A.l

                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
            RIGHTS OF SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                              HARTMARX CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

  We, Richard P. Hamilton, Chairman, and Carey M. Stein, Secretary, of Hartmarx Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

  That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on January 16, 1986, adopted the following resolution creating a series of 165,000 shares of Preferred Stock designated as Series B Junior Participating Preferred Stock:

FURTHER RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the relative rights, preferences and limitations of such series are as follows:

  Section 1. Designation and Amount. The shares of such series shall be
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designated as "Series B Junior Participating Preferred Stock" (herein "Series B
Preferred Stock") and the number of shares constituting such series shall be 165,000.

  Section 2. Dividends and Distributions.
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  (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be offered and entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable, upon acceptance, in cash on the fifteenth day of February, May, August and November of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), if accepted within three years after the first date each such dividend is payable, commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount
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(payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), offered or declared on the Common Stock, par value $2.50 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time (i) offer, declare or pay any dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, into a greater or lesser number of shares of Common Stock, then in each such case the amounts to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after ouch event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  (B) The Corporation shall offer or declare a dividend or distribution on the Series B Preferred Stock as provided in Paragraph (A) of this Section 2
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immediately after it offers or declares a dividend or distribution on the
Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been offered or declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution offered thereon, which record date shall be no more than thirty
(30) days prior to the date fixed for the payment thereof.

  Section 3. Voting Rights. The holders of shares of Series B Preferred Stock
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shall have the following voting rights:

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  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time (i) offer, declare or pay any dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  (B) Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

  (C) (i) If at any time dividends on any Series B Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Preferred Stock then outstanding shall have been offered or declared and paid or set apart for payment. During each default period, the holders of Preferred Stock, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

    (ii) During any default period, such voting right of the holders of Series B Preferred Stock may be exercised initially at a special meeting called pursuant to Subparagraph (C) (iii) of this Section 3 or at any
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    annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, irrespective of series, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock

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    shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series
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    B Preferred Stock.

    (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, the Senior Vice Chairman or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Subparagraph (C)
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    (iii) of this Section 3 shall be given to each holder of record of
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    Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than ten (10) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Subparagraph (C)
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    (iii) of this Section 3, no such special meeting shall be called during
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    the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

    (iv) In any default period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (a) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (b) any vacancy in the Board of Directors may (except as provided in Subparagraph (C) (ii) of
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    this Section 3) be filled by vote of a majority of the remaining
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    Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph (C) to Directors elected by the holders of a
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    particular class of stock shall include Directors elected by such
    Directors to fill vacancies as provided in clause (b) of the foregoing sentence.

    (v) Immediately upon the expiration of a default period, (a) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (b) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (c) the number of Directors shall be such number as may be provided for in the Restated

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    Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of Subparagraph (C) (ii) of this Section
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    3 (such number being subject, however, to change thereafter in any
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    manner provided by law or in the Restated Certificate of Incorporation
    or By-Laws). ~Any vacancies in the Board of Directors effected by the provisions of clauses (b) and (c) in the preceding sentence may be filled by a majority of the remaining Directors.

  (D)Except as set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

  Section 4. Certain Restrictions.
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  (A)Whenever quarterly dividends or the dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears,
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thereafter and until all accrued and unpaid dividends and distributions, whether or not offered or declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

    (i) offer, declare, or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation) to the Series B Preferred Stock, provided that the Corporation may at any time (a) offer, declare, or pay dividends on stock ranking junior to the Series B Preferred Stock payable in stock ranking junior to the Series B Preferred Stock, and cash in lieu of fractional shares in connection with any such dividend, (b) purchase, redeem or otherwise acquire stock junior to the Series B Preferred Stock in connection with a reclassification or exchange of any stock junior to the Series B Preferred Stock through the issuance of other stock junior to the Series B Preferred Stock both as to dividends and upon liquidation, or (c) purchase, redeem or otherwise acquire stock junior to the Series B Preferred Stock with proceeds of a reasonably contemporaneous sale of other stock junior to the Series B Preferred Stock both as to dividends and upon liquidation;

    (ii) offer, declare, or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividend are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation) with the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation) to the Series ~ Preferred Stock; or

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    (iv) purchase or otherwise acquire for consideration any shares of
    Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

  (B)The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section
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4, purchase or otherwise acquire such shares at such time and in such manner.
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  Section 5. Reacquired Shares. Any shares of Series B Preferred Stock
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purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

  Section 6. Liquidation.
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  (A)Upon any voluntary liquidation, dissolution or winding up of the
Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation), to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not offered or declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (a~ appropriately adjusted as set forth in Subparagraph (C) of this Section 6 to reflect such events as stock splits,
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stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares and of Series B Preferred Stock and Common Stock, respectively, holders of Series B Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis respectively.

  (B)In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank pari passu with the Series B Preferred Stock, then such assets shall be

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distributed ratably to the holders of all such pari passu shares (including holders of shares of Series B Preferred Stock) in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

  (C)In the event, however, the Corporation shall at any time (i) offer, declare or pay any dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such ease the Adjustment Number relating to the amount to which holders or shares of Series B Preferred Stock were entitled immediately prior to such event pursuant to the provisions of the final sentence of Subparagraph (A) of the Section 6
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shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  Section 7. Consolidation, Merger, Combination and Other Transactions. In case
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the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) offer, declare or pay any dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  Section 8. No Redemption. The shares of Series B Preferred Stock shall not be
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redeemable.

  Section 9. Ranking. The Series B Preferred Stock shall rank junior to all
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other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

  Section 10. Fractional Shares. Series B Preferred Stock may be issued in
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fractions of a share which shall entitle the holder, in proportion to such holders fractional share, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

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  Section 11. Amendment. The Corporation will not, without the affirmative vote
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or consent of the holders of at least 66 2/3 percent of the Series B Preferred
Stock then outstanding, amend, alter or repeal any of the provisions hereof so as to adversely affect the relative rights, preferences or limitations of the Series B Preferred Stock.

  IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 17th day of January, 1986.

                                          /s/ Richard P.Hamilton
                                          -------------------------------------
                                          Richard P.Hamilton
                                          Chairman

Attest:

/s/ Carey M. Stein
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Carey M. Stein
Secretary


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